U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                     -------

                           COMMISSION FILE No. 0-20922



Date of Report (Date of earliest event reported)   May 26, 2000
                                                   ------------

                           WHITEHALL ENTERPRISES, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                        75-2274730
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
          incorporation)

              801 Brickell Avenue, 9th Floor, Miami, Florida 33131
              -----------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (904) 409-0200
                   -------------------------------------------
              (Registrant's telephone number, including area code)


   --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant N/A, No change of control of registrant.

ITEM 2.   Acquisition and Disposition of Assets

              Agreement For The Purchase Of Direct Financial, LLC.
              ----------------------------------------------------

On March 23, 2000 Whitehall Enterprises, Inc., Alternative Lending Group, a wholly owned subsidiary of Whitehall Enterprises, Inc., entered into an agreement to purchase Direct Financial, LLC, a Michigan Limited Liability Company and the interests of James P. Mack, Wallace W. Qualls, III, Greg Kitchen, and Kip W. Weston (collectively, the "Members"). The Members' agreed to sell and transfer to Alternative Lending Group all their Members' interests in Direct Financial, LLC. Whitehall Enterprises, Inc. agrees, in consideration of the sale and transfer of the Members' interests to Alternative Lending Group, to issue to the Members' shares of the common stock of Whitehall. The following table summarizes the more significant terms of the agreement:

* Whitehall Enterprises, Inc. issued two million one hundred twenty-five thousand (2,125,000) shares of their common stock for the purchase of Direct Financial, LLC. by Alternative Lending Group, a wholly owned subsidiary of Whitehall.

*        The Members own all the outstanding Members' interest in Direct
         Financial, LLC.

* Whitehall Enterprises, Inc. agrees that in the event that James P. Mack or William W. Qualls becomes entitled to an additional 187,500 shares each of Whitehall's common stock, pursuant to their Employment Agreement, Whitehall will upon receipt of written notification to that effect from Alternative Lending Group, issue and deliver to Mack and Qualls each 187,500 additional shares of Whitehall Enterprises, Inc. common shares.

* Direct Financial, LLC. and the Members' represents that they are not a party to or bound by any agreement of guarantee, indemnification, surety, or similar commitments of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, corporation or partnership, except for trade accounts payable incurred in the normal course of operations.

* Direct Financial, LLC. and Members' have executed all necessary documents holding Whitehall Enterprises, Inc. harmless of any liability pursuant to the stock purchase agreement.

                                    Business

Since its formation, Direct Financial LLC. and Members' have operated as a mortgage broker/lender in Southfield, Michigan. Direct Financial's current gross loan origination volume is between $10-12 million per month. As a result of the acquisition of Direct Financial, LLC., Alternative Lending Group will increase their annual gross mortgage originations from $93.3 million to $250 million. With Direct Financial's two Michigan locations and an expanded retail staff it will immediately enhance Alternative Lending Group's East Coast presence and double their retail origination staff. Management at Whitehall Enterprises, Inc. states Direct Financial's average gross loan amount is almost double that of Alternative Lending Group's because of their geographical location. This acquisition is just the next step in Whitehall Enterprises' plan to expand Alternative Lending Group's state-of-the art Web site presence, as well as accelerate the growth of Alternative Lending Group's Internet, Retail and Wholesale Divisions.

Alternative Lending Group recently created two new divisions, the Wholesale Division and the Internet Online Mortgage Division. The new divisions will augment its present operation, which provides hands-on service to customers who request it, through its traditional offices located in the Midwest and Southwest regions, and will help establish the company's national presence and substantially increase gross production over the next twelve months. Additionally, the company has developed a new state-of-the art web-site Alternativelending.com, and business plan. The focus of the plan is to increase its market share over the next twelve months, from nine states to a national level. Since Alternative Lending Group is a mortgage bank it can provide a superior Internet online mortgage service, compared to those companies that still operate under the mortgage broker laws. Alternative Lending Group will have more flexibility with pricing, underwriting, closing times/locations and customer commination. All of this will place Alternative Lending Group in a strong position to compete directly with online leaders E-Loan and Mortgage.com, offering a superior product, and providing low cost mortgage options to all customers regardless of credit history.

ITEM 3.    Bankruptcy or Receivership
           None; not applicable.

ITEM 4.    Changes in Registrant's Certifying Accountant.
           None; not applicable.

ITEM 5.    Other Events
           See item 2

ITEM 6.    Resignations of Directors and Executive Officers.
           None; not applicable.

ITEM 7.    Financial Statements and Exhibits.

                  (a) Financial Statements of Businesses Acquired.

                  The Direct Financial LLC balance sheet, as of December 31, 1999 and related statements of income and members' equity and cash flows for the year then ended and the report of independent auditors Canvasser, Rofel & Associates certified public accountants and consultants thereon, together with the notes thereto, are located at pages 6 through 13 of this Report.

Audited Financial Statements of Direct Financial LLC. for the period ended December 31, 1999.

*        Accountant's Report

*        Balance Sheet

*        Statement of Income and Members' Equity

*        Statement of Cash Flows

*        Notes to Financial Statements


          (b) Pro Forma Financial Information.

                  The Pro Forma condensed combined Balance Sheet (unaudited) as of September 30, 1999 and the Pro Forma condensed combined statement of operations (unaudited) for the year then ended and the notes thereto, are located at pages 14 through 19 of this report.

*        Pro Forma Combined Financial Data

*        Pro-Forma Condensed Combined Balance Sheet

*        Pro-Forma Condensed Combined Statement of Operations

*        Notes to the Pro Forma Condensed Combined Financial Statements


          (c) Exhibits

Exhibit
Number         Description of Exhibit
------         ----------------------

10.49 Stock Purchase Agreement for the purchase of Direct Financial, LLC, and the interests of James P. Mack, Wallace W. Qualls, III, Greg Kitchen, and Kip W. Weston.

ITEM 8.  Change in Fiscal Year.
         None; not applicable.

ITEM 9.  Sales of Equity Securities pursuant to Regulation S.
         None; not applicable.

                                    Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Whitehall Enterprises, Inc.

By:     /s/ Luis Alvarez
        ----------------
        Luis Alvarez - President

                              DIRECT FINANCIAL, LLC

                              FINANCIAL STATEMENTS
                                      with
                          INDEPENDENT AUDITOR'S REPORT


                           YEAR END DECEMBER 31, 1999

                                    CONTENTS
                                    --------




                                                                       Page
                                                                       ----

Independent Auditor's Report                                             8

Financial Statement:
         Balance sheet                                                   9
         Statement of income and members' equity                         10
         Statement of cash flows                                         11
         Notes to financial statements                                 12-13

CANVASSER, ROFEL & ASSOCIATES                                Phone (248)539-8888
-------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS                 Fax   (248)539-8080
7071 Orchard Lake Road, Suite 315, West Bloomfield,
Michigan 48322





                          INDEPENDENT AUDITOR'S REPORT



To the Members of
Direct Financial, LLC
Southfield, Michigan

We have audited the accompanying balance sheet of Direct Financial, LLC, at December 31, 1999, and the related statements of income and members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Financial, LLC as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





March 6, 2000

                                     DIRECT FINANCIAL, LLC
                                         BALANCE SHEET
                                       December 31, 1999

                                             ASSETS

Current assets:
       Cash                                                                      $        46,931
       Fees receivable                                                                    67,584
       Prepaid Expenses                                                                    1,995

       Total Current Assets                                                              116,510

Property and equipment:
       Furniture and fixtures                                                             35,145
       Equipment under capital lease                                                      79,996
       Leasehold improvements                                                              3,700
                                                                                         118,841

       Less: accumulated depreciation                                                   (21,512)

                                                                                          97,329

Other assets:
       Organization costs, net of amortization                                               983
       Deposits                                                                            3,029

                                                                                           4,012

                                                                                 $       217,851




                                LIABILITIES AND MEMBERS' EQUITY


Current liabilities:
       Current portion of capital lease obligations                              $        19,200
       Lines of credit                                                                     3,922
       Accounts payable                                                                   52,181
       Accrued expenses                                                                   26,332
       Taxes payable, other than income                                                    1,501

       Total current liabilities                                                         103,136

Long-term capital lease obligations                                                       36,547

Members' equity                                                                           78,168

                                                                                 $       217,851


    The accompanying notes are an integral part of these financial statements

                              DIRECT FINANCIAL, LLC
                     STATEMENT OF INCOME AND MEMBERS' EQUITY
                          Year Ended December 31, 1999



       Broker and origination fees                                                      $         2,367,985

       Operating expenses                                                                         2,004,423

       Income from operations                                                                       363,562

       Interest expense                                                                              13,168

       Net income                                                                                   350,394


       Members' equity, January 1, 1999                                                               2,645

       Contributions                                                                                 13,760

       Distributions                                                                              (288,631)

       Members' equity, December 31, 1999                                               $            78,168






    The accompanying notes are an integral part of these financial statements

                              DIRECT FINANCIAL, LLC
                             STATEMENT OF CASH FLOWS

                          Year Ended December 31, 1999



Increase (decrease) in cash:
Cash flows from operating activities:
Net income                                                                               $          350,394
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization                                                                        21,806
Changes in assets and liabitlies:
(Increase) in fees receivable                                                                      (67,584)
Decrease in member receivables                                                                       10,149
(Increase) in prepaid expenses                                                                      (1,995)
Decrease in deposits                                                                                  2,441
Increase in accounts payable                                                                         52,181
Increase in accrued expenses                                                                         26,332
Increase in taxes payable, other
than on income                                                                                        1,211


                                                                                                     44,541

Net cash provided by operating activities                                                           394,935

Cash flows from investing activities:
Capital expenditures                                                                               (39,316)

Net cash flows used in investing activities                                                        (39,316)

Cash flows from financing activities:
Proceeds from lines of credit                                                                        25,964
Principal payments on line of credit                                                               (37,042)
Principal payments on capital leases                                                               (23,777)
Member contributions                                                                                 13,760
Member distributions                                                                              (288,631)

Net cash used in financing activities                                                             (309,726)

Net increase in cash                                                                                 45,893

Cash at January 1, 1999                                                                               1,038

Cash at December 31, 1999                                                                $           46,931

    The accompanying notes are an integral part of these financial statements

                              DIRECT FINANCIAL, LLC

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999


1.       Summary of significant accounting policies
         ------------------------------------------

         This summary of significant accounting policies of Direct Financial, LLC is presented to assist in understanding the limited liability company's financial statements. The financial statements and notes are representations of the limited liability company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles.

         Nature of operations
         --------------------

         Direct Financial, LLC is a mortgage broker-lender engaged in the funding of residential non-conforming mortgage loans in Michigan. The Company's revenue is derived primarily from commissions and origination fees charged on these loans.

         Estimates
         ---------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Fees receivable
         ---------------

         Accounts receivable represent loans that closed prior to December 31, 1999, but were not funded until the following year.

         Property and equipment
         ----------------------

         Property and equipment are stated at cost. Depreciation and amortization are provided using straight-line and accelerated methods over their estimated useful lives.

         Income taxes
         ------------

         Effective May 7, 1998, the members of Direct Financial, LLC elected to be taxed as a partnership. As a partnership, each member reports and pays income taxes on their respective share of the Company's taxable earnings and specially allocated items, therefore, no provision for income taxes has been made.

2.       Depreciation and amortization
         -----------------------------

         Property and equipment is being depreciated over their estimated useful lives as follows:

                                                                      Years
                  Furniture and fixtures                             5 -  7
                  Capital leases                                     5 -  7
                  Leasehold improvements                               39

         Depreciation and amortization of property and equipment for the year December 31, 1999 is $21,511.

         Organization costs of $1,475 are being amortized over five years using the straight-line method. Amortization for the year ended December 31, 1999 is $ 295.

3.       Lines of credit
         ---------------

         The Company has two lines of credit.

         The first line of credit in the amount of $25,000 with a variable interest rate (10.5% at December 31, 1999), matures January 2000 and requires monthly principal and interest payments and is secured by all the assets of the company and personal guarantees of the members. At December 31, 1999, the balance outstanding on the credit line is $3,922.

         The second line of credit in the amount of $35,000 with interest at 2% over bank prime expires November 2000. This line is secured by the personal guarantees of the members of the Company. At December 31 1999, there were no advances against this line.

4.       Leases
         ------

         At December 31, 1999, the Company is obligated under three capital leases, secured by personal guarantees of company members, for office and computer equipment.

                              FINANCIAL STATEMENTS
                                      WITH
                       PRO FORMA COMBINED FINANCIAL DATA
                                   (UNAUDITED)
                            AS OF SEPTEMBER 30, 1999

Pro Forma Combined Financial Data                                            16

Financial Statement:
         Pro-Forma Condensed Combined Balance Sheet                          17
         Pro-Forma Condensed Combined Statement of Operations                18
         Notes to the Pro Forma Condensed Combined Financial Statements      19

                        PRO FORMA COMBINED FINANCIAL DATA

On March 23, 2000 Alternative Lending Group, a wholly owned subsidiary of Whitehall Enterprises, Inc., entered into an agreement to purchase Direct Financial, LLC, ("DF") a Michigan Limited Liability Company and the interests of James P. Mack, Wallace W. Qualls, III, Greg Kitchen, and Kip W. Weston (collectively, the "Members"). As a result thereof DF became a wholly owned subsidiary of the Company.

The following pro forma financial data of the Company consists of (i) a pro forma condensed combined balance sheet (unaudited) as of September 30, 1999 (the "Pro Forma Balance Sheet"), and (ii) a 1999 fiscal year pro forma condensed combined statement of income (unaudited) (the 1999 ro Forma Statement of Income"), (collectively, the "Pro Forma Statements").

The Pro Forma Balance Sheet reflects the combination of the balance sheet of the Company as of September 30, 1999, and the balance sheet of DF as of December 31, 1999, as adjusted for the DF Acquisition. The Pro Forma Balance Sheet is presented as if the DF Acquisition was consummated on December 31, 1999. The 1999 Pro Forma Statement of Income reflects the combination of the income statement of the Company for the year ended September 30, 1999, and the income statement of DF for year ended December 31, 1999, as adjusted for the DF Acquisition. The 1999 Pro Forma Statement of Income is presented as if the DF Acquisition was consummated on September 30, 1999. The Pro Forma Statements should be read in conjunction with the separate historical financial statements of the Company and DF and the notes thereto and with the accompanying notes to the Pro Forma Statements. The Pro Forma Statements are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the aforementioned transaction in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or the results of operations at any future date or for any future period.

              WHITEHALL ENTERPRISES, INC. AND DIRECT FINANCIAL LLC
             Pro-Forma Condensed Combined Balance Sheet - Unaudited
                               September 30, 1999


                                                                                                          PRO-FORMA
                                            --------------------------------------------  ------------------------------------------

                          ASSETS
                                               Whitehall   Direct Financial
                                             September 30,    December 31,                             Adjustments for
                                                 1999             1999        Combined                   Acquisition     Combined
                                            -------------  ---------------- ------------  -----------  --------------- -------------
 Current Assets
   Cash                                       $     2,264    $    46,931    $    49,195                                $    49,195
   Accounts receivable                            577,477         67,584        645,061                                    645,061
   Inventories                                    448,361              0        448,361                                    448,361
   Prepaid expenses                                73,949          1,995         75,944                                     75,944
                                              -----------    -----------    -----------                                -----------
 Total Current Assets                           1,102,051        116,510      1,218,561                                  1,218,561
                                              -----------    -----------    -----------                                -----------

 Loans Receivable                               1,608,853              0      1,608,853                                  1,608,853

 Deferred Financing Costs                         279,337              0        279,337                                    279,337

 Property and Equipment                         2,662,553        118,841      2,781,394                                  2,781,394
 Less Accumulated Depreciation                 (2,142,371)       (21,512)    (2,163,883)                                (2,163,883)
                                              -----------    -----------    -----------                                -----------
   Property and Equipment - Net                   520,182         97,329    $   617,511                                    617,511
                                              -----------    -----------    -----------                                -----------

Investments in DF                                       0              0    $         0

 Other Assets
   Patents                                        350,000            983        350,983                                    350,983
   Deposits                                         1,166          3,029          4,195                                      4,195
   Goodwill                                             0              0              0          (a)      510,977          510,977
                                              -----------    -----------    -----------                                -----------
 Total Other Assets                               351,166          4,012        355,178                                    866,155
                                              -----------    -----------    -----------                                -----------

 TOTAL ASSETS                                 $ 3,861,589    $   217,851    $ 4,079,440                                $ 4,590,417
                                              ===========    ===========    ===========                                ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Liabilities

 Current Liabilities
   Current portion of long term debt          $   536,510         19,200    $   555,710                                    555,710
   Lines of credit                                      0          3,922          3,922                                      3,922
   Notes payable - bank                           525,624              0        525,624                                    525,624
   Income taxes payable                            30,413              0         30,413                                     30,413
   Accounts payable                               995,585         52,181      1,047,766                                  1,047,766
   Other liabilities                                    0         27,833         27,833                                     27,833
                                              -----------    -----------    -----------                                -----------

Total Current Liabilities                       2,088,132        103,136      2,191,268                                  2,191,268
                                              -----------    -----------    -----------                                -----------

 Deferred Income Taxes                             54,171              0         54,171                                     54,171
 Capital lease liability                                0         36,547         36,547                                     36,547
 Warehouse line of credit                               0              0              0                                          0
 Long-Term Debt                                   629,771              0        629,771                                    629,771
                                              -----------    -----------    -----------                                -----------

 Total Liabilities                              2,772,074        139,683      2,911,757                                  2,911,757
                                              -----------    -----------    -----------                                -----------

 Shareholders' Equity
   Preferred stock, $.001  par value,
    4,000,000 million shares authorized, issued
    and outstanding at December 31, 1998            4,000              0          4,000                                      4,000
   Common Stock, $.0001 par value,
    200,000,000 shares authorized, 124,900,000
    shares issued and outstanding                  12,493              0         12,493            (b)        213           12,706
   Additional Paid In Capital                     998,653              0        998,653      (a) & (b)     588932        1,587,585
   Retained Earnings (Accumulated deficit)         74,369         78,168        152,537            (b)    (78,168)          74,369
                                              -----------    -----------    -----------                                -----------

 Total Stockholders' Equity                     1,089,515         78,168      1,167,683                                  1,678,660
                                              -----------    -----------    -----------                                -----------

 TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY                       $ 3,861,589    $   217,851    $ 4,079,440                                $ 4,590,417
                                              ===========    ===========    ===========                                ===========


                       See Notes to Financial Statements.

              WHITEHALL ENTERPRISES, INC. AND DIRECT FINANCIAL LLC
        Pro-Forma Condensed Combined Statement of Operations - Unaudited
                      For the Year Ended September 30, 1999


                                                                                                           PRO-FORMA
                                          ----------------------------------------------  ------------------------------------------

                                             Whitehall     Direct Financial
                                           September 30,     September 30,                            Adjustments
                                                1999             1999         Combined              for Acquisitions     Combined
                                          --------------   ---------------- ------------  --------- ---------------- ---------------
Income from Operations
  Sales                                   $   4,170,370    $   2,367,985   $   6,538,355                             $   6,538,355
  Cost of Sales                               3,282,274                0       3,282,274                                 3,282,274
                                          -------------    -------------   -------------                             -------------

Gross Profit                                    888,096        2,367,985       3,256,081                                 3,256,081
                                          -------------    -------------   -------------                             -------------

Operating Expenses

  Sales, General and Administration             709,230        2,004,423       2,713,653       (c)        274,871        2,988,524
  Depreciation                                  199,932                0         199,932                                   199,932
                                          -------------    -------------   -------------                             -------------

Total Operating Expenses                        909,162        2,004,423       2,913,585                                 3,188,456
                                          -------------    -------------   -------------                             -------------

Net Income/Loss from Operations                 (21,066)         363,562         342,496                                    67,625
                                          -------------    -------------   -------------                             -------------

Other Income
  Unrealized income current translation           1,801                0           1,801                                     1,801
  Interest                                      242,589                0         242,589                                   242,589
                                          -------------    -------------   -------------                             -------------

Total Other Income                              244,390                0         244,390                                   244,390
                                          -------------    -------------   -------------                             -------------

Other Expenses
  Interest expense                               95,839           13,168         109,007                                   109,007
                                          -------------    -------------   -------------                             -------------

Total Other Expenses                             95,839           13,168         109,007                                   109,007
                                          -------------    -------------   -------------                             -------------

Income taxes
  Currently payable                              29,709                0          29,709                                    29,709
  Deferred                                       23,406                0          23,406                                    23,406
                                          -------------    -------------   -------------                             -------------
Total Income Taxes                               53,115                0          53,115                                    53,115
                                          -------------    -------------   -------------                             -------------

Net income (Loss)                         $      74,370    $     350,394   $     424,764       (c)        (274,871)  $     149,893
                                          =============    =============   =============                             =============

Net income (Loss) per common share               0.0006           0.1649          0.1655                                    0.0012
                                          =============    =============   =============                             =============

Number of shares used in computation        124,900,000        2,125,000     127,025,000                               127,025,000
                                          =============    =============   =============                             =============


                       See Notes to Financial Statements.

              WHITEHALL ENTERPRISES, INC. AND DIRECT FINANCIAL LLC
         NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 1999
                                   (UNAUDITED)



(a) Reflects the estimated purchase accounting adjustments for the DF Acquisition based upon a preliminary appraisal of the assets and liabilities assumed. For purchase accounting, DF assets have been recorded at estimated fair market value subject to adjustment based upon the results of an independent appraisal. The estimated amounts recorded for assets and liabilities acquired from DF are not expected to differ materially from the final assigned values. Purchase accounting adjustments were recorded to eliminate DF's members' equity.

The calculation of excess purchase cost over fair value of net assets acquired is as follows:

                  Total Purchase Cost                                                   $ 531,250
                  Net Book Value of DF                                                    (20,273)
                                                                                        ---------

                  Excess of purchase cost over fair
                    Value of assets acquired and
                    Liabilities assumed                                                 $ 510,977
                                                                                        =========

(b)      Reflects the elimination of DF's shareholders' equity.

(c) Reflects the effect of inclusion of net contributions and distributions of members' equity as operating expenses and a reduction of net income.